Exhibit 10.23

SUMMARY OF CERTAIN EXECUTIVE OFFICER COMPENSATION ARRANGEMENTS

The following table presents the annual base salary effective August 8, 2005, and the number of shares of restricted stock awarded on July 12, 2005, for each of the Company’s executive officers:

Name and Title	Base Salary	Restricted Stock Award
Kevin M. McMullen Chairman, Chief Executive Officer & President	$610,000	25,960 shares

Robert H. Coleman President, Decorative Products	$238,700	10,232 shares

Harold P. Franze President, Building Products	$221,700	9,504 shares

Michael E. Hicks Senior Vice President and Chief Financial Officer; Treasurer	$280,100	11,780 shares

James J. Hohman Vice President; President, Performance Chemicals	$273,000	11,480 shares

James C. LeMay Senior Vice President, Business Development; General Counsel	$241,700	10,360 shares

Gregory T. Troy Senior Vice President, Human Resources	$211,600	8,984 shares

Douglas E. Wenger Senior Vice President and Chief Information Officer	$216,400	9,278 shares